Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 6, 2025 (which includes an explanatory paragraph relating to Liminatus Pharma, LLC’s ability to continue as a going concern) relating to the financial statements of Liminatus Pharma, LLC as of and for the years ended December 31, 2024 and 2023, which is contained in the Prospectus.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

February 10, 2026